Exhibit 10.19

FIRST AMENDMENT TO THE LOAN AGREEMENT

THIS FIRST AMENDMENT TO THE LOAN AGREEMENT (this “First Amendment”) is made as of the 14th day of September 2004 by and between ALCOA SECURITIES CORPORATION (“Lender”), a Delaware corporation having its principal place of business at 101 Cherry Street, Suite 400, Burlington, VT 05401, and MOZAIC GROUP, LTD. (“Borrower”), a Missouri corporation having its principal place of business at 5257 Shaw Avenue, St. Louis, MO, 63110.

WHEREAS, Lender and Borrower have entered into a Loan Agreement dated June 30,2004 (the “Loan Agreement”); and

WHEREAS, the parties desire to amend the Loan Agreement pursuant to this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in the Loan Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties acknowledge and agree as follows:

1. In Section 16(d) of the Loan Agreement, delete “Mellon Bank, N.A., Pittsburgh, Pennsylvania, Account No. 000-1206, ABA # 043000261” and insert the following in lieu thereof: “Citibank, New York, Account No. 30545992, ABA No. 021000089”

2. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings provided in the Loan Agreement

3. Except as expressly amended hereby, all of the terms and conditions of the Loan Agreement and the other documents entered into in connection with the Loan Agreement shall continue in full force and effect. If there is a conflict between the terms and conditions set forth in this First Amendment and the terms and conditions set forth in the Loan Agreement, the terms set forth in this First Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.